Exhibit (a)(19)

                             THE GLENMEDE FUND, INC.
                             ARTICLES SUPPLEMENTARY

         THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund has reclassified Fifty Million (50,000,000) authorized but unissued shares of the Emerging Markets Portfolio, reclassified Twenty Five Million (25,000,000) authorized but unissued shares of the Global Equity Portfolio, reclassified Fifty Million (50,000,000) authorized but unissued shares of the Large Cap Value Portfolio and reclassified Twenty Five Million (25,000,000) authorized but unissued shares of the Small Capitalization Value Portfolio (Advisor Shares) of the Glenmede Fund as shares of the Tax-Exempt Cash Portfolio, pursuant to the following resolutions adopted by the Board of Directors of Glenmede Fund by unanimous consent:

                  RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Company's Articles of Amendment and Restatement, the Board hereby reclassifies Fifty Million (50,000,000) of the Company's authorized but unissued shares of the Emerging Markets Portfolio, reclassifies Twenty Five Million (25,000,000) of the Company's authorized but unissued shares of the Global Equity Portfolio, reclassifies Fifty Million (50,000,000) of the Company's authorized but unissued shares of the Large Cap Value Portfolio and reclassifies Twenty Five Million (25,000,000) of the Company's authorized but unissued shares of the Small Capitalization Value Portfolio (Advisor Shares) as shares of the Company's Tax-Exempt Cash Portfolio (with an aggregate par value of One Hundred Fifty Thousand Dollars ($150,000));

                  FURTHER RESOLVED, that each share of the Tax-Exempt Cash Portfolio as classified herein shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as previously set forth in the Company's Charter with respect to shares of the Tax-Exempt Cash Portfolio; and

                  FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Company's counsel prior to filing said Articles Supplementary, in the name of the Company and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

         SECOND: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund has reclassified Twenty Five Million (25,000,000) authorized but unissued shares of the Institutional International Portfolio and reclassified Twenty Five Million (25,000,000) authorized but unissued shares of the Small Capitalization Value Portfolio (Institutional Shares) of the Glenmede Fund as shares of the Small Capitalization Growth Portfolio, pursuant to the following resolutions adopted by the Board of Directors of Glenmede Fund by unanimous consent:

                  RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Company's Articles of Amendment and Restatement, the Board hereby reclassifies Twenty Five Million (25,000,000) of the Company's authorized but unissued shares of the Institutional International Portfolio and reclassifies Twenty Five Million (25,000,000) of the Company's authorized but unissued shares of the Small Capitalization Value Portfolio (Institutional Shares) as shares of the Company's Small Capitalization Growth Portfolio (with an aggregate par value of Fifty Thousand Dollars ($50,000));

                  FURTHER RESOLVED, that each share of the Small Capitalization Growth Portfolio as classified herein shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as previously set forth in the Company's Charter with respect to shares of the Small Capitalization Growth Portfolio; and

                  FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Company's counsel prior to filing said Articles Supplementary, in the name of the Company and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

         THIRD: The shares of capital stock of Glenmede Fund reclassified pursuant to the resolutions set forth in Articles FIRST and SECOND of these Articles Supplementary have been reclassified by Glenmede Fund's Board of Directors under the authority contained in the Articles of Amendment and Restatement of Glenmede Fund.

         FOURTH: These Articles Supplementary do not increase or decrease the authorized number of shares of Glenmede Fund or the aggregate par value thereof. The total number of shares

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

of capital stock which Glenmede Fund is presently authorized to issue remains Two Billion Five Hundred Million (2,500,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000) of Common Stock classified as follows:

                                                                                      Number of Shares of
         Name of Class                                                              Common Stock Allocated
         -------------                                                              ----------------------
         Government Cash Portfolio..............................................               700,000,000
         Tax-Exempt Cash Portfolio..............................................               650,000,000
         Core Fixed Income Portfolio............................................               250,000,000
         International Portfolio................................................               225,000,000
         Strategic Equity Portfolio.............................................               125,000,000
         Small Capitalization Value Portfolio -
           Advisor Shares.......................................................               175,000,000
           Institutional Shares.................................................                75,000,000
         Institutional International Portfolio -
           Institutional Shares.................................................               120,000,000
         Large Cap Value Portfolio..............................................                75,000,000
         Small Capitalization Growth Portfolio..................................                75,000,000
         Core Value Portfolio...................................................                15,000,000
         Unclassified...........................................................                15,000,000
                                                                                                ----------

                  Total........................................................              2,500,000,000


         IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf as of this 25th day of September, 2001.

Attest:                                              THE GLENMEDE FUND, INC.

/s/ Michael P. Malloy                                /s/ Mary Ann B. Wirts
---------------------                                ---------------------
Michael P. Malloy                                    Mary Ann B. Wirts
Secretary                                            President

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


         THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles Supplementary to the Charter to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                             /s/ Mary Ann. B. Wirts
                             ----------------------
                             Mary Ann B. Wirts
                             President



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